SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported):  September 24, 1997




                       RESORT INCOME INVESTORS, INC.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)



      Delaware                  1-10084                 36-3593298
------------------           ------------            --------------
(State of or other           (Commission             (IRS Employer
jurisdiction of              File Number)            Identification
incorporation)                                       Number)



150 South Wacker Drive, Suite 2900, Chicago, Illinois        60606
-----------------------------------------------------     ----------
(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:  (312) 683-3323



----------------------------------------------------------------------
(Former name or former address, if changed since last report)





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ITEM 5.  OTHER EVENTS.

      On September 24, 1997, Mr. Christopher B. Hemmeter and his wife, Patricia K. Hemmeter, filed a voluntary petition pursuant to Chapter 7 of the Bankruptcy Code in the United States Bankruptcy Court, Central District of California. Mr. Hemmeter is the former Chairman of the Board, President and Chief Executive Officer of Resort Income Investors, Inc., a Delaware corporation (the "Company"). Certain entities controlled by Mr. Hemmeter, or Mr. and Mrs. Hemmeter directly, received loans from the Company and currently are obligated to the Company for approximately $38,000,000. Mr. Hemmeter guaranteed each of the loans to his affiliated entities and each of these loans, as well as the loan to Mr. and Mrs. Hemmeter, is in default. Management of the Company will monitor Mr. and Mrs. Hemmeter's bankruptcy procedures and will file all necessary claims in order to protect the Company's interest in the bankruptcy estate. The Company will vigorously pursue its claim in the bankruptcy proceeding but it is premature to determine what distribution, if any, the Company will receive from this bankruptcy.

                                SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                             RESORT INCOME INVESTORS, INC.
                             (Registrant)



DATE:  October 23, 1997      By:     /s/ John R. Young
                                     -------------------------

                             Name:   John R. Young

                             Title:  Chairman of the Board of Directors,
                                     Chief Executive Officer, President
                                     and Chief Financial Officer